EXHIBIT 10.1

FOURTH AMENDMENT TO CREDIT AGREEMENT
THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of February 19, 2015 by and among NORTHSTAR HEALTHCARE INCOME OPERATING PARTNERSHIP, LP, a Delaware limited partnership (“Borrower”), NORTHSTAR HEALTHCARE INCOME, INC., a Maryland corporation (“REIT”), NRFC BLACKHAWK HOLDINGS, LLC, a Delaware limited liability company (“Blackhawk”), HILLTOPPER ASSISTED LIVING, LLC, a Kansas limited liability company (“Hilltopper”; REIT, Blackhawk and Hilltopper, collectively, the “Guarantors”) and KEYBANK NATIONAL ASSOCIATION (“KeyBank”) and the other Lenders a party hereto (collectively, the “Lenders”), and KeyBank as Agent for itself and the other Lenders from time to time a party to the Credit Agreement (as hereinafter defined) (KeyBank, in its capacity as Agent, is hereinafter referred to as “Agent”).
W I T N E S S E T H:
WHEREAS, the Borrower, Agent and the Lenders are parties to that certain Credit Agreement dated as of November 13, 2013, as amended by that certain First Amendment to Credit Agreement and Other Loan Documents dated as of February 28, 2014 (the “First Amendment”), as further amended by that certain Second Amendment to Credit Agreement and Other Loan Documents dated as of August 28, 2014, and as further amended by that certain Third Amendment to Credit Agreement dated as of October 23, 2014 (as the same may be varied, extended, supplemented, consolidated, replaced, increased, renewed, modified or amended from time to time, collectively, the “Credit Agreement”);
WHEREAS, the REIT executed and delivered to Agent and the Lenders that certain Unconditional Guaranty of Payment and Performance dated as of November 13, 2013, as amended by the First Amendment (as the same may be varied, extended, supplemented, consolidated, replaced, increased, renewed, modified or amended from time to time, collectively, the “Guaranty”);
WHEREAS, Blackhawk and Hilltopper have become a party to the Guaranty pursuant to the Joinder Agreement dated as of October 8, 2014; and
WHEREAS, the Borrower, the Guarantors, the Agent and the Lenders have agreed to make certain modifications to the Credit Agreement.
NOW, THEREFORE, for and in consideration of the sum of TEN and NO/100 DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby covenant and agree as follows:
1.Definitions. Capitalized terms used in this Amendment, but which are not otherwise expressly defined in this Amendment, shall have the respective meanings given thereto in the Credit Agreement.

2.Modifications of the Credit Agreement. The Borrower, Agent and the Lenders do hereby modify and amend the Credit Agreement effective as of December 3, 2014 by deleting in its entirety §8.3 of the Credit Agreement, and inserting in lieu thereof the following:

“§8.3    Restrictions on Investments. Neither the Borrower will, nor will it permit any Guarantor or any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:
(a)    marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the REIT or its Subsidiary;
(b)    marketable direct obligations of any of the following: Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Federal Home Loan Banks, Federal National Mortgage Association, Government National Mortgage Association, Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Financing Banks, Export-Import Bank of the United States, Federal Land Banks, or any other agency or instrumentality of the United States of America;
(c)    demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $100,000,000; provided, however, that the aggregate amount at any time so invested with any single bank having total assets of less than $1,000,000,000 will not exceed $200,000;
(d)    commercial paper assigned the highest rating by two (2) or more national credit rating agencies and maturing not more than ninety (90) days from the date of creation thereof;
(e)    bonds or other obligations having a short term unsecured debt rating of not less than A-1+ by S&P and P-1+ by Moody’s and having a long term debt rating of not less than A by S&P and A1 by Moody’s issued by or by authority of any state of the United States, any territory or possession of the United States, including the Commonwealth of Puerto Rico and agencies thereof, or any political subdivision of any of the foregoing;
(f)    repurchase agreements having a term not greater than ninety (90) days and fully secured by securities described in the foregoing §§8.3(a), 8.3(b) or 8.3(c) with banks described in the foregoing §8.3(c) or with financial institutions or other corporations having total assets in excess of $500,000,000; and
(g)    shares of so-called “money market funds” registered with the SEC under the Investment Company Act of 1940 which maintain a level per-share value, invest principally in investments described in the foregoing §§8.3(a) through 8.3(f) and have total assets in excess of $50,000,000.
(h)    fee or leasehold interests by the Borrower or its Subsidiaries in Real Estate which is utilized for Medical Properties located in the continental United States or the District of Columbia and businesses and investments incidental thereto;

(i)    Subsidiaries that are one hundred percent (100%) directly or indirectly owned by Borrower, which in turn own Investments permitted by this §8.3;
(j)    Land Assets of the Borrower or its Subsidiaries, provided that the aggregate Investment therein shall not exceed five percent (5%) of Consolidated Total Asset Value;
(k)    Mortgage Note Receivables of the Borrower or its Subsidiaries secured by properties of the type described in §8.3(h);
(l)    non-Wholly-Owned Subsidiaries and Unconsolidated Affiliates of the Borrower or its Subsidiaries, which in turn own Investments permitted by this §8.3, provided that the aggregate Investment therein shall not at any time exceed the percentages of Consolidated Total Asset Value set forth below for the applicable periods set forth below:

Periods	Percentage of Consolidated Total Asset Value
Through June 30, 2015	50%
July 1, 2015 to September 30, 2015	45%
October 1, 2015 to December 31, 2015	40%
January 1, 2016 to December 31, 2016	35%
January 1, 2017 and Thereafter	30%
provided, further, that the foregoing proviso shall not apply to an Investment in any Person in the event the Borrower owns ninety percent (90%) or more of such Person and is the controlling member thereof; and
(m)    Development Properties of the Borrower or its Subsidiaries for properties of the type described in §8.3(h), provided that the aggregate construction and development budget for Development Properties (including land) shall not exceed ten percent (10%) of Consolidated Total Asset Value.
Notwithstanding the foregoing, in no event shall the aggregate value of the holdings of the Borrower, any Guarantor and their Subsidiaries in the Investments described in §8.3(j) and (m) exceed ten percent (10%) of Consolidated Total Asset Value at any time; provided, however, if REIT owns less than 100% of Borrower, its Investment in Borrower shall not be subject to §8.3(l) or the foregoing limitation (but it shall be subject to the definition of Change of Control).
For the purposes of this §8.3, the Investment of REIT or any of its Subsidiaries in any non-Wholly-Owned Subsidiaries and Unconsolidated Affiliates will equal (without duplication) the sum of such Person’s Equity Percentage of their non-Wholly-Owned Subsidiaries and Unconsolidated Affiliates’ Investments valued in the manner set forth for the determination of Consolidated Total Asset Value, or if not included therein, at the GAAP book value.”
3.References to Credit Agreement. All references in the Loan Documents to the Credit Agreement shall be deemed a reference to the Credit Agreement as modified and amended herein.

4.Consent of Guarantors. By execution of this Amendment, each Guarantor hereby expressly consents to the modifications and amendments relating to the Credit Agreement as set forth herein, and Borrower and Guarantors hereby acknowledge, represent and agree that the Credit Agreement, as modified and amended herein, and the other Loan Documents (including without limitation the Guaranty) remain in full force and effect and constitute the valid and legally binding obligation of Borrower and Guarantors, respectively, enforceable against such Persons in accordance with their respective terms, and that the Guaranty extends to and applies to the foregoing documents as modified and amended.

5.Representations. Borrower and Guarantors represent and warrant to Agent and the Lenders as follows:
(a)Authorization. The execution, delivery and performance of this Amendment and the transactions contemplated hereby (i) are within the authority of Borrower and Guarantors, (ii) have been duly authorized by all necessary proceedings on the part of such Persons, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any of such Persons is subject or any judgment, order, writ, injunction, license or permit applicable to such Persons, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement or certificate, certificate of formation, operating agreement, articles of incorporation or other charter documents or bylaws of, or any mortgage, indenture, agreement, contract or other instrument binding upon, any of such Persons or any of its properties or to which any of such Persons is subject, and (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of such Persons, other than the liens and encumbrances created by the Loan Documents.

(b)Enforceability. This Amendment is the valid and legally binding obligation of Borrower and Guarantors enforceable in accordance with the terms and provisions hereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and the effect of general principles of equity.

(c)Approvals. The execution, delivery and performance of this Amendment and the transactions contemplated hereby do not require the approval or consent of or approval of any Person or the authorization, consent, approval of or any license or permit issued by, or any filing or registration with, or the giving of any notice to, any court, department, board, commission or other governmental agency or authority other than those already obtained.

(d)Reaffirmation. Borrower and Guarantors reaffirm and restate as of the date hereof each and every representation and warranty made by the Borrower, the Guarantors and their respective Subsidiaries in the Loan Documents or otherwise made by or on behalf of such Persons in connection therewith except for representations or warranties that expressly relate to an earlier date. The representations and warranties made by the Borrower and the Guarantors in the Loan Documents or otherwise made by or on behalf of the Borrower or the Guarantors in connection therewith or after the date of the Credit Agreement were true and correct in all material respects when made and are true and correct in all material respects on the Effective Date; it being agreed that any representation or warranty which by its terms was made as of a specified date shall be required to be true and correct only as of such specified date.

(e)No Default. By execution hereof, the Borrower and Guarantors certify that, after the execution and delivery of this Amendment by each of the parties hereto, the Borrower and Guarantors are and will be in compliance with all covenants under the Loan Documents and that no Default or Event of Default is continuing.

6.Waiver of Claims. Borrower and Guarantors acknowledge, represent and agree that Borrower and Guarantors as of the date hereof have no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Loan Documents, the administration or funding of the Loans or with respect to any acts or omissions of Agent or any Lender, or any past or present officers, agents or employees of Agent or any Lender, and each of Borrower and each Guarantor does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action, if any.

7.Ratification. Except as hereinabove set forth or in any other document previously executed or executed in connection herewith, all terms, covenants and provisions of the Credit Agreement, the Guaranty and the other Loan Documents remain unaltered and in full force and effect, and the parties hereto do hereby expressly ratify and confirm the Credit Agreement, the Guaranty and the other Loan Documents. Nothing in this Amendment shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Notes or the other obligations of Borrower and Guarantors under the Loan Documents (including without limitation the Guaranty).

8.Counterparts. This Amendment may be executed in any number of counterparts which shall together constitute but one and the same agreement.

9.Miscellaneous. THIS AMENDMENT SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Credit Agreement.

10.Effective Date. The effectiveness of this Amendment is subject to receipt by the Agent of a counterpart of this Amendment duly executed by the Borrower, Guarantors, the Required Lenders and Agent. The Borrower will pay the reasonable fees and expenses of Agent in connection with this Amendment and the transactions contemplated hereby in accordance with §15 of the Credit Agreement.
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IN WITNESS WHEREOF, the parties hereto, acting by and through their respective duly authorized officers and/or other representatives, have duly executed this Amendment as of the day and year first above written.
BORROWER:
NORTHSTAR HEALTHCARE INCOME OPERATING PARTNERSHIP, LP, a Delaware limited partnership

By: NorthStar Healthcare Income, Inc., its general partner

By:	/s/ Ronald J. Lieberman

Name:	Ronald J. Lieberman

Title:	Executive Vice President, General Counsel & Secretary
GUARANTORS:
NORTHSTAR HEALTHCARE INCOME, INC., a Maryland corporation

By:	/s/ Ronald J. Lieberman

Name:	Ronald J. Lieberman

Title:	Executive Vice President, General Counsel & Secretary
NRFC BLACKHAWK HOLDINGS, LLC, a Delaware limited liability company

By:	NorthStar Healthcare Income Operating Partnership, LP, a Delaware limited partnership, its sole member

By:	NorthStar Healthcare Income, Inc., a Maryland corporation, its general partner

By:	/s/ Ronald J. Lieberman

Name:	Ronald J. Lieberman

Title:	Executive Vice President, General Counsel & Secretary
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HILLTOPPER ASSISTED LIVING, LLC, a Kansas limited liability company

By:	NRFC Grace Gardens Holdings, LLC, a Delaware limited liability company, its sole member

By:	NorthStar Healthcare Income Operating Partnership, LP, a Delaware limited partnership, its sole member

By:	NorthStar Healthcare Income, Inc., a Maryland corporation, its general partner

By:	/s/ Ronald J. Lieberman

Name:	Ronald J. Lieberman

Title:	Executive Vice President, General Counsel & Secretary
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LENDERS:
KEYBANK NATIONAL ASSOCIATION, individually and as Agent

By:	/s/ Brandon Taseff

Name:	Brandon Taseff

Title:	Vice President

RAYMOND JAMES BANK, N.A.

By:	/s/ James M. Armstrong

Name:	James M. Armstrong

Title:	Senior Vice President

COMERICA BANK

By:	/s/ Chris Rice

Name:	Chris Rice

Title:	Vice President

COMPASS BANK

By:	/s/ Don Byerly

Name:	Don Byerly

Title:	Senior Vice President